Exhibit 5.3
[LETTERHEAD OF CONYERS DILL & PEARMAN LIMITED]
16 September 2010

Weatherford International Ltd.	Matter No.: 384872
515 Post Oak Boulevard, Suite 600	Doc Ref: corpdocs341850
Houston, Texas, 77027	Tel: 441 278 7974
U.S.A.	Email: ciara.brady@conyersdill.com
Dear Sirs:
Weatherford International Ltd. (the “Company”)
We have acted as special legal counsel in Bermuda to the Company, a Bermuda exempted company, in connection with a registration statement on Form S-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 16 September 2010 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of debt securities of the Company (“the Securities”) to be issued pursuant to the Indenture, dated 1 October 2003, as supplemented by the Third Supplemental Indenture, dated 26 February 2009 (the “Indenture”), among the Company, Weatherford International Ltd., a Swiss joint-stock corporation, Weatherford International, Inc., a Delaware corporation and Deutsche Bank Trust Company Americas, trustee, as the same may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Securities.
For the purposes of giving this opinion, we have examined a copy of the Registration Statement and the Indenture. We have also reviewed the memorandum of association and the bye-laws of the Company (together, the “Constitutional Documents”) each certified by the Assistant Secretary of the Company on 16 September 2010, minutes of a meeting of the board of directors of the Company held on 3 September 2003, and unanimous written resolutions of the board of directors of the Company dated 14 September 2010, each certified by the Assistant Secretary of the Company on 16 September 2010 (the “Minutes”), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Company will issue or will have issued the Securities in furtherance of its objects as set out in its memorandum of association, (f) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) that the consents given by the Bermuda Monetary Authority in its Notice to the Public dated 1 June 2005 will not have been revoked or amended at the time of issuance of any Securities, (i) that the form and terms of any and all Securities, and the issuance and sale of the Securities by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, the indenture and or supplement thereto) in accordance with the terms thereof will not violate or will not have violated the Constitutional Documents nor any applicable law, regulation, order or decree in Bermuda, (j) that all necessary corporate action will have been taken to authorise and approve any issuance of Securities, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and any applicable supplements to the Indenture will have been duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (k) that the applicable purchase, underwriting or similar agreement, the Securities, the Indenture and any supplement thereto and any other agreement or other document relating to the Securities will be or will have been valid, binding and enforceable in accordance with its terms pursuant to its governing law; (l) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement, the Indenture and any applicable supplements thereto and the Registration Statement duly approved by the Board (including the prospectus set forth therein and any applicable supplement or amendment thereto), (m) that, upon the issue of any Securities, the Company will have received consideration for the full issue price thereof, and where the Securities have been issued to a subsidiary of the Company, such consideration shall be from sources external to the Company and/or its subsidiaries, (n) that the Company will have complied, to the extent applicable, with the requirements of Part III of the Companies Act 1981, as amended, entitled “Prospectuses and Public Offers”, (o) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto, and (p) that none of the parties to such documents carries on business from premises in Bermuda, at which it employs staff and pays salaries and other expenses.
The term “enforceable” as used in this opinion means that an obligation is of a type which the courts of Bermuda enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Documents. In particular, the obligations of the Company in connection with any Security and any agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages, and (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the

Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.
On the basis of and subject to the foregoing we are of the opinion that:
1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).
2. Upon the due issuance of Securities and payment of the consideration therefor, such Securities will constitute valid, binding and enforceable obligations of the Company in accordance with the terms thereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully
/s/ Conyers Dill & Pearman Limited
CONYERS DILL & PEARMAN LIMITED